Exhibit 99.1

News Release
RAMBUS REPORTS FIRST QUARTER 2018 FINANCIAL RESULTS

•	First quarter GAAP revenue of $46.4 million; revenue under ASC 605 would have been $100.5 million

•	First quarter GAAP royalty revenue of $21.4 million, royalty revenue under ASC 605 would have been $77.2 million and licensing billings of $75.9 million

•	Record revenue for Memory and Interface IP Cores

•	Launched CryptoManager Root-of-trust programmable secure processing core with custom RISC-V CPU to protect against vulnerabilities like Meltdown and Spectre

•	Partnered with IBM to develop hybrid memory system architectures for future data centers

SUNNYVALE, Calif. - May 7, 2018 - Rambus Inc. (NASDAQ:RMBS) today reported financial results for the first quarter ended March 31, 2018 under the newly adopted GAAP Accounting Standards Codification Topic 606 (“ASC 606” or “New Revenue Accounting Standard”), which superseded the revenue recognition requirements in ASC Topic 605, Revenue Recognition (“ASC 605”) that was previously applicable. Total revenue for the quarter under ASC 606 was $46.4 million, with GAAP diluted net loss per share of $0.36 and non-GAAP diluted net loss per share of $0.10.

Rambus also reported financial results as they would have been presented under ASC 605. This ASC 605 presentation is required under the modified retrospective transition method that Rambus has chosen to adopt under ASC 606. Rambus notes that this presentation allows a more relevant comparability with prior results, which were all reported under ASC 605. Total revenue for the quarter ended March 31, 2018 under ASC 605 would have been $100.5 million, 4% higher than a year ago excluding the impact of the Lighting Division, with GAAP diluted net income per share of $0.05 and non-GAAP diluted net income per share of $0.21.

“We delivered a solid first quarter and are making strong progress across all of our businesses as we maintain our growth trajectory, making data faster and safer for the data center and mobile edge markets,” said Dr. Ron Black, chief executive officer of Rambus. “We continue to gain traction with our products, services and licensing, while expanding partnerships with industry leaders to extend our reach to new technologies and market segments.”

Business Review

We had a very positive quarter in our Memory and Interfaces Division, with ongoing customer traction for our DIMM buffer chipset and record revenue for IP cores. We increased our market footprint for our DDR4 memory buffer chipset with further OEM and cloud customer qualifications leading to more design wins at our key customers. As we look to the next-generation, we maintain our leadership position, leveraging our head start in learnings for DDR5 memory buffer chips as the first and only supplier with working silicon for both the RCD and DB chips. For IP cores, we continue to grow our portfolio with new technologies and expand to new market segments. With the launch of our new GDDR6 memory PHY as part of a comprehensive solution alongside ecosystem partners Micron, Norwest Logic and Avery Design, we are the first IP supplier to offer a broadly available GGDR6 PHY and closed our first major design win for non-graphics applications.

Our Security Division, which consists of our Cryptography, Ticketing and Payments groups, had a solid quarter with the Cryptography team launching the CryptoManager Root of Trust core. Representing the next-generation of programmable secure processing, the core features a RISC-V CPU that has been customized by our security experts to go beyond a secure vault and enable the siloed execution of secure code within the core to help protect against vulnerabilities like Meltdown and Spectre. In addition, we expanded our DPA licensing program, signing agreements with Gemalto and Beijing Tongfang Microelectronics, our first licensee in China, to protect against side-channel attacks. Our Ticketing group remains a market leader in smart ticketing with ongoing deployments of our back-office software and services to train and bus operators across the UK. The Payments team continues to see ongoing traction for tokenization solutions for card payments and beyond with world-wide implementations of our Token Service Provider software and ongoing customer engagements for the Unified Payment Platform.

Lastly, as we look to further our innovation and IP development from our Emerging Solutions Division, we announced a partnership with IBM to develop hybrid memory system architectures for future data centers. As part of the collaboration, we will develop an architecture that combines the best attributes of DRAM and storage class memory to create a high-capacity solution at lower cost per bit, with performance levels comparable to that of DRAM.

Financial Review - GAAP	Three Months Ended March 31,
(In millions, except for percentages and per share amounts)	2018			2017
	As Reported ASC 606	Adjustments (1)	ASC 605 (1)	As Reported ASC 605

Revenue
Royalties	$21.4	$55.8	$77.2	$69.0
Product revenue	7.3	0.3	7.6	10.9
Contract and other revenue	17.7	(2.0)	15.7	17.5
Total revenue	$46.4	$54.1	$100.5	$97.4
Total operating costs and expenses	$90.0	$—	$90.0	$84.0
Operating income (loss)	$(43.6)	$54.1	$10.5	$13.4
Operating margin	(94)%	104%	10%	14%
Net income (loss)	$(38.9)	$45.0	$6.1	$3.0
Diluted net income (loss) per share	$(0.36)	$0.41	$0.05	$0.03

Licensing billings (1)	$75.9	$—	$75.9	$68.6

Net cash provided by operating activities	$16.5	$—	$16.5	$17.2

(1)
As noted above, Rambus is presenting the ASC 606 results together with the adjustments made to reconcile the ASC 606 presentation to the results that would have been applicable under ASC 605. The ASC 605 information should be considered in addition to, not as a substitute for, nor superior to or in isolation from, the financial information prepared in accordance with ASC 606.

(2)	Licensing billings is an operational metric that reflects amounts invoiced to our patent and technology licensing customers during the period, as adjusted for certain differences.

Financial Review - Non-GAAP (1)	Three Months Ended March 31,
(In millions, except for percentages and per share amounts)	2018			2017
	As Reported ASC 606	Adjustments (2)	ASC 605 (2)	As Reported ASC 605

Revenue
Royalties	$21.4	$55.8	$77.2	$69.0
Product revenue	7.3	0.3	7.6	10.9
Contract and other revenue	17.7	(2.0)	15.7	17.5
Total revenue	$46.4	$54.1	$100.5	$97.4
Total operating costs and expenses	$68.7	$—	$68.7	$66.8
Operating income (loss)	$(22.3)	$54.1	$31.8	$30.6
Operating margin	(48)%	80%	32%	31%
Net income (loss)	$(11.3)	$35.3	$24.0	$19.0
Diluted net income (loss) per share	$(0.10)	$0.31	$0.21	$0.17

(1)
See “Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates” tables included below. Note that the applicable non-GAAP measures are presented and that revenue is solely presented on a GAAP basis.

(2)	See note (1) under “Financial Review-GAAP” above for a description of the Adjustments and ASC 605 presentations.

Revenue for the quarter was $46.4 million. Revenue under ASC 605 would have been $100.5 million. Revenue was in line with our expectations, and included $2.5 million from our Lighting Division which was wound down in the first quarter of 2018. GAAP total operating costs and expenses of $90.0 million and non-GAAP total operating costs and expenses of $68.7 million included expenses from our Lighting Division for the quarter. We also had $0.36 of GAAP diluted net loss per share and $0.10 of non-GAAP diluted net loss per share. Total GAAP and non-GAAP diluted net income per share under ASC 605 would have been $0.05 and $0.21, respectively, and were in line with our expectations.

Cash, cash equivalents, and marketable securities as of March 31, 2018 were $291.2 million, a decrease of $38.2 million from December 31, 2017, mainly due to $50 million paid in connection with an accelerated share repurchase program, offset by cash generated from operating activities of approximately $16.5 million. Adjusted EBITDA under ASC 605 for the quarter would have been $34.7 million.

2018 Second Quarter Outlook

Effective January 1, 2018, the Company adopted ASC 606 which materially impacted the timing of revenue recognition for the Company's fixed-fee intellectual property licensing arrangements. The adoption of ASC 606 did not have a material impact on the Company's other revenue streams, net cash provided by operating activities, or its underlying financial position.

The Company has provided its second quarter outlook under ASC 606 and ASC 605 in order to provide additional transparency. The Company believes that providing this additional disclosure in the short term will help its investors and analysts understand the impact of the change in revenue recognition standards, especially given the material difference in the timing of revenue recognition for its fixed-fee licensing arrangements as mentioned above. Note that the presentation under ASC 605 is not a substitute for the new ASC 606 revenue recognition rules under current GAAP.

2018 Second Quarter Outlook (ASC 606)
(In millions, except per share amounts)	GAAP	Non-GAAP (1)
Revenue	$42 - $48	$42 - $48
Total operating costs and expenses	$87 - $83	$68 - $64
Operating loss	$45 - $35	$26 - $16
Diluted net loss per share	$0.35 - $0.28	$0.20 - $0.13

(1)
See “Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates” tables included below. Note that the applicable non-GAAP measures are presented and that revenue is solely presented on a GAAP basis.

For the second quarter of 2018, the Company expects revenue under ASC 606 to be between $42 million and $48 million. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for patent licensing, various product sales, mobile payments software and solutions licensing among other matters.

The Company also expects operating costs and expenses to be between $87 million and $83 million, and diluted net loss per share to be between $0.35 and $0.28. Additionally, the Company expects non-GAAP operating costs and expenses to be between $68 million and $64 million, and non-GAAP diluted net loss per share to be between $0.20 and $0.13. These expectations also assume non-GAAP interest and other income and expense of $2 million, tax rate of 24% (refer to non-GAAP financial information below - income tax adjustments) and diluted share count of 107 million, and exclude stock-based compensation expense ($8 million), amortization expense ($11 million), and non-cash interest expense on convertible notes ($3 million).

2018 Second Quarter Outlook (ASC 605)
(In millions, except per share amounts)	GAAP	Non-GAAP (1)
Revenue	$94 - $100	$94 - $100
Total operating costs and expenses	$87 - $83	$68 - $64
Operating income	$8 - $18	$26 - $36
Diluted net income per share	$0.02 - $0.09	$0.17 - $0.23

(1)
See “Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates” tables included below. Note that the applicable non-GAAP measures are presented and that revenue is solely presented on a GAAP basis.

For the second quarter of 2018, the Company expects that revenue under ASC 605 would be between $94 million and $100 million. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for patent licensing, various product sales, mobile payments software and solutions licensing among other matters.

The Company also expects that operating costs and expenses would be between $87 million and $83 million, and diluted net income per share would be between $0.02 and $0.09. Additionally, the Company expects that non-GAAP operating costs and expenses would be between $68 million and $64 million, and non-GAAP diluted net income per share would be between $0.17 and $0.23. These expectations also assume non-GAAP interest and other income and expense of $2 million, tax rate of 24% (refer to non-GAAP financial information below - income tax adjustments) and diluted share count of 111 million, and exclude stock-based compensation expense ($8 million), amortization expense ($11 million), and non-cash interest expense on convertible notes ($3 million).

Conference Call:

Rambus management will discuss the results of the quarter during a conference call scheduled for 2:00pm PT today. The call, audio and slides will be available online at investor.rambus.com and a replay will be available for the next week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID#9392458.

Non-GAAP Financial Information:

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: operating costs and expenses, operating margin, operating income (loss), net income (loss), diluted net income (loss) per share, presented both under ASC 606 and as they would have been presented under ASC 605. In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expenses, acquisition-related transaction costs and retention bonus expense, amortization expenses, non-cash interest expense and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.

Acquisition-related transaction costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the current periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods.

Restructuring charges. These charges may consist of severance, contractual retention payments, exit costs and other charges and are excluded because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Amortization expense. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Non-cash interest expense on convertible notes. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 24 percent for 2018 and 35 percent for 2017, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning. The Company has provided below a reconciliation of its GAAP provision for income taxes and GAAP effective tax rate to the assumed non-GAAP provision for income taxes and non-GAAP effective tax rate.

On occasion in the future, there may be other items, such as significant gains or losses from contingencies that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.

Dedicated to making data faster and safer, Rambus creates innovative hardware, software and services that drive technology advancements from the data center to the mobile edge. Our architecture licenses, IP cores, chips, software, and services span memory and interfaces, security, and emerging technologies to positively impact the modern world. We collaborate with the industry, partnering with leading chip and system designers, foundries, and service providers. Integrated into tens of billions of devices and systems, our products power and secure diverse applications, including Big Data, Internet of Things (IoT) security, mobile payments, and smart ticketing. For more information, visit rambus.com.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 including those relating to Rambus’ expectations regarding our new product and service offerings, growth for 2018 and financial guidance for the second quarter of 2018, including revenue, operating costs and expenses, earnings per share and estimated, fixed, long-term projected tax rates, both on a GAAP and non-GAAP basis as appropriate. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by Rambus’ management. Actual results may differ materially. Rambus’ business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission. Rambus undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
Rahul Mathur
Senior Vice President, Finance and Chief Financial Officer
Rambus Inc.
(408) 462-8000
rmathur@rambus.com

Source: Rambus Inc.

Rambus Inc.
Condensed Consolidated Balance Sheets

(In thousands)
(Unaudited)

	March 31, 2018	December 31, 2017
ASSETS

Current assets:
Cash and cash equivalents	$122,361	$225,844
Marketable securities	168,859	103,532
Accounts receivable	26,734	25,326
Unbilled receivables	163,107	566
Inventories	5,596	5,159
Prepaids and other current assets	16,770	11,317
Total current assets	503,427	371,744
Intangible assets, net	82,083	91,722
Goodwill	211,356	209,661
Property, plant and equipment, net	48,392	54,303
Deferred tax assets	96,902	159,099
Unbilled receivables, long-term	607,507	—
Other assets	4,507	4,543
Total assets	$1,554,174	$891,072

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,080	$9,614
Accrued salaries and benefits	14,982	17,091
Deferred revenue	16,480	18,272
Income taxes payable, short-term	15,830	258
Convertible notes, short-term	79,541	78,451
Other current liabilities	11,263	9,156
Total current liabilities	145,176	132,842
Long-term liabilities:
Convertible notes, long-term	137,037	135,447
Long-term imputed financing obligation	37,045	37,262
Long-term income taxes payable	92,052	3,344
Other long-term liabilities	14,345	10,593
Total long-term liabilities	280,479	186,646
Total stockholders’ equity	1,128,519	571,584
Total liabilities and stockholders’ equity	$1,554,174	$891,072

Rambus Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2018	2017

Revenue:
Royalties	$21,374	$68,956
Product revenue	7,313	10,904
Contract and other revenue	17,739	17,491
Total revenue	46,426	97,351
Operating costs and expenses:
Cost of product revenue (1)	4,357	5,250
Cost of contract and other revenue	12,122	14,481
Research and development (1)	40,117	36,000
Sales, general and administrative (1)	30,198	28,186
Restructuring charges	3,245	—
Total operating costs and expenses	90,039	83,917
Operating income (loss)	(43,613)	13,434
Interest income and other income (expense), net	9,116	154
Interest expense	(4,421)	(3,206)
Interest and other income (expense), net	4,695	(3,052)
Income (loss) before income taxes	(38,918)	10,382
Provision for (benefit from) income taxes	(1)	7,376
Net income (loss)	$(38,917)	$3,006
Net income (loss) per share:
Basic	$(0.36)	$0.03
Diluted	$(0.36)	$0.03
Weighted average shares used in per share calculation
Basic	109,358	111,464
Diluted	109,358	115,325

_________
(1) Total stock-based compensation expense for the three months ended March 31, 2018 and 2017 is presented as follows:

	Three Months Ended March 31,
	2018	2017
Cost of product revenue	$3	$14
Research and development	$3,192	$3,012
Sales, general and administrative	$4,319	$3,570

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(In thousands)
(Unaudited)

	Three Months Ended
	ASC 606	ASC 605
	March 31, 2018	March 31, 2018	March 31, 2017

Operating costs and expenses	$90,039	$90,039	$83,917
Adjustments:
Stock-based compensation expense	(7,514)	(7,514)	(6,596)
Acquisition-related transaction costs and retention bonus expense	(30)	(30)	(81)
Amortization expense	(10,531)	(10,531)	(10,488)
Restructuring charges	(3,245)	(3,245)	—
Non-GAAP operating costs and expenses	$68,719	$68,719	$66,752

Operating income (loss)	$(43,613)	$10,420	$13,434
Adjustments:
Stock-based compensation expense	7,514	7,514	6,596
Acquisition-related transaction costs and retention bonus expense	30	30	81
Amortization expense	10,531	10,531	10,488
Restructuring charges	3,245	3,245	—
Non-GAAP operating income (loss)	$(22,293)	$31,740	$30,599

Income (loss) before income taxes	$(38,918)	$7,601	$10,382
Adjustments:
Stock-based compensation expense	7,514	7,514	6,596
Acquisition-related transaction costs and retention bonus expense	30	30	81
Amortization expense	10,531	10,531	10,488
Restructuring charges	3,245	3,245	—
Non-cash interest expense on convertible notes	2,679	2,679	1,749
Non-GAAP income (loss) before income taxes	$(14,919)	$31,600	$29,296
GAAP provision for (benefit from) income taxes	(1)	1,488	7,376
Adjustment to GAAP provision for (benefit from) income taxes	(3,580)	6,096	2,878
Non-GAAP provision for (benefit from) income taxes	(3,581)	7,584	10,254
Non-GAAP net income (loss)	$(11,338)	$24,016	$19,042

Non-GAAP basic net income (loss) per share	$(0.10)	$0.22	$0.17
Non-GAAP diluted net income (loss) per share	$(0.10)	$0.21	$0.17
Weighted average shares used in non-GAAP per share calculation:
Basic	109,358	109,358	111,464
Diluted	109,358	112,968	115,325

Supplemental Reconciliation of GAAP to Non-GAAP Effective Tax Rate (1)

	Three Months Ended March 31,
	ASC 606	ASC 605	ASC 605
	2018	2018	2017
GAAP effective tax rate	0%	20%	71%
Adjustment to GAAP effective tax rate	24%	4%	(36)%
Non-GAAP effective tax rate	24%	24%	35%

(1)
For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 24 percent for 2018 and 35 percent for 2017, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant year to assist the Company’s planning for future periods.

Rambus Inc.
Reconciliation of Other GAAP to Non-GAAP Items
(In thousands, except percentages)
(Unaudited)

	GAAP			Non-GAAP
	Three Months Ended March 31,			Three Months Ended March 31,
	ASC 606	ASC 605		ASC 606	ASC 605
	2018	2018	2017	2018	2018	2017

Revenue (i)	$46,426	$100,459	$97,351	$46,426	$100,459	$97,351
Operating income (loss) (ii)	(43,613)	10,420	13,434	(22,293)	31,740	30,599
Operating margin (ii/i)	(94)%	10%	14%	(48)%	32%	31%

	Three Months Ended March 31,
	ASC 605
	2018	2017

Net income	$6,113	$3,006
Add back:
Interest and other income (expense), net	2,819	3,052
Provision for income taxes	1,488	7,376
Depreciation expense	2,942	3,392
Amortization expense	10,531	10,488
EBITDA (1)	$23,893	$27,314
Adjustments:
Stock-based compensation expense	7,514	6,596
Acquisition-related transaction costs and retention bonus expense	30	81
Restructuring charges	3,245	—
Adjusted EBITDA (2)	$34,682	$33,991

(1)
EBITDA is a non-GAAP measure that management uses to evaluate the cash generating capacity of the company. The most directly comparable GAAP measure is net income. EBITDA is net income adjusted for net interest expense, income taxes, and depreciation and amortization. It should not be considered as an alternative to net income computed under GAAP.

(2)	Adjusted EBITDA excludes the impact of other non-GAAP adjustments indicated in the above tables.

Rambus Inc.
Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates
(In millions, except per share amounts)
(Unaudited)

	ASC 606		ASC 605
	Three Months Ended June 30, 2018		Three Months Ended June 30, 2018
	Low	High	Low	High

Forward-looking operating costs and expenses	$86.5	$82.5	$86.5	$82.5
Adjustments:
Stock-based compensation expense	(7.5)	(7.5)	(7.5)	(7.5)
Amortization expense	(11.0)	(11.0)	(11.0)	(11.0)
Forward-looking Non-GAAP operating costs and expenses	$68.0	$64.0	$68.0	$64.0

Forward-looking operating income (loss)	$(44.5)	$(34.5)	$7.5	$17.5
Adjustments:
Stock-based compensation expense	7.5	7.5	7.5	7.5
Amortization expense	11.0	11.0	11.0	11.0
Forward-looking Non-GAAP operating income (loss)	$(26.0)	$(16.0)	$26.0	$36.0

Forward-looking income (loss) before income taxes	$(48.9)	$(38.9)	$3.1	$13.1
Adjustments:
Stock-based compensation expense	7.5	7.5	7.5	7.5
Amortization expense	11.0	11.0	11.0	11.0
Non-cash interest expense on convertible notes	2.7	2.7	2.7	2.7
Forward-looking Non-GAAP income (loss) before income taxes	$(27.7)	$(17.7)	$24.3	$34.3
Forward-looking GAAP provision for (benefit from) income taxes	(11.7)	(9.3)	0.7	3.1
Adjustment to Forward-looking GAAP provision for (benefit from) income taxes	5.1	5.1	5.1	5.2
Forward-looking Non-GAAP provision for (benefit from) income taxes	(6.6)	(4.2)	5.8	8.3
Forward-looking Non-GAAP net income (loss)	$(21.1)	$(13.5)	$18.5	$26.0

Forward-looking Non-GAAP basic net income (loss) per share	$(0.20)	$(0.13)	$0.17	$0.24
Forward-looking Non-GAAP diluted net income (loss) per share	$(0.20)	$(0.13)	$0.17	$0.23
Weighted average shares used in forward-looking Non-GAAP per share calculation:
Basic	107.0	107.0	107.0	107.0
Diluted	107.0	107.0	111.0	111.0